                                                                   EXHIBIT 10.12

        *CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
                 REQUESTED WITH RESPECT TO THE OMITTED PORTIONS




                                         January 31, 2001


Mr.****
Chief Operating Officer
****

      Re:  Mifepristone Process Development and Supply Arrangement

Dear Mr. ****:

      We are very happy that **** will be able to conduct certain process development activities and supply Corcept with tablets for our development program for Mifepristone.

      Upon your signature at the end of this letter where indicated, this letter will be the binding agreement ("Agreement") effective as of February 1, 2001 ("Effective Date") between ****, a **** corporation having a principal place of business at **** ("****"), and Corcept Therapeutics, Inc., a Delaware corporation ("Corcept"), having a place of business at 275 Middlefield Road, Menlo Park, CA 94025.

      As you know, Corcept is in the process of planning a Phase III clinical trial for use of a tablet formulation of Mifepristone. We feel that **** has the skills and capacity to develop a manufacturing process and provide certain quantities of the Drug Substance formulated into tablets, along with corresponding tablets of placebo.

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

       1.1 "Clinical Trial" means Corcept's Phase III clinical trial of the Drug Product.

       1.2 "Current Good Manufacturing Practices" and "cGMP" mean the current good manufacturing practices established by FDA applicable to the Drug Product.

       1.3 "Current Facility" means ****'s current facilities at ****, and any additions or modifications thereto.

       1.4 "Drug Product" means a finished 300 mg dosage form pharmaceutical tablet containing the Drug Substance, for use in Corcept's Clinical Trials.

       1.5 "Drug Substance" means the compound Mifepristone, also known as C-1073.

       1.6  "FDA" means the United States Food and Drug Administration.

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       1.7  "Intermediate" means any intermediate or precursor used in the manufacture of the Drug Product.

       1.8 "Master Batch Records" means the master production and control records for the Drug Product.

       1.9 "NDA" means a New Drug Application, designated #20-87 and dated March 14, 1996.

       1.10 "Placebo" means a tablet that is visually indistinguishable from the Drug Product but which contains no Drug Substance or any other active ingredient.

       1.11 "Process" means the methods, procedures, and related measures used in preparing the Drug Product and accompanying Placebo for Corcept's use in the Clinical Trial.

       1.12 "Specifications" means the detailed and then current description and analytical parameters for the Drug Product, which will be developed between **** and approved by Corcept under this Agreement.

       1.13 "Subcontractors and Agents" means any subcontractors, consultants, employees, or agents of **** that perform services relating to this Agreement.

2.     Process Development and Supply of Drug Product and Placebo.

       2.1 Process Development. By April 1, 2001, **** shall conduct the preparatory and Process development activities set forth in the first eight items of Project Proposal PDY0101, issued 01/09/01, (the "Proposal"), which is attached as Exhibit A.

       2.2 Active Ingredient. Notwithstanding any provision to the contrary in the Proposal, Corcept will provide to **** sufficient Drug Substance to complete the work under this Agreement (accompanied by an applicable Material Safety Data Sheet).

       2.3 Supply. Utilizing the Process developed in paragraph 2.1, and in full compliance with the Proposal and this Agreement, by April 19, 2001, **** shall provide to Corcept 16,000 tablets of Drug Product containing 300 mg of Drug Substance and 8,000 tablets of Placebo. Such Drug Product and Placebo shall be suitable for use in the Clinical Trial, manufactured in strict accordance with the Specifications.

       2.4 Certificates of Analysis. **** shall deliver the Drug Product and Placebo, manufactured in accordance with cGMP and meeting the Specifications, as evidenced by a Certificate of Analysis preceding each shipment. **** shall supply Corcept with a Certificate of Analysis, in a form acceptable to Corcept, for each batch or lot of the Drug Product and Placebo to be delivered to Corcept certifying that, to the best of ****'s knowledge and belief, such batch or lot of the Drug Product is in compliance with the Specifications, free of known defect, and is not adulterated or misbranded within the meaning of any applicable law. Each Certificate of Analysis must be sent to Corcept and approved, in writing, before the shipment of the related Drug Product. **** shall not subject any Drug Product to any rework, or utilize any reworked material, without Corcept's prior written approval.


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       2.5 Inspection and Testing of the Drug Product. Corcept shall visually inspect the Drug Product and Placebo within 30 days after receipt and shall promptly notify **** in writing if it observes that Drug Product or Placebo deviates from the Specifications, or the requirements of this Agreement, or reflects a shortage of count. Corcept shall have the right to reject and return, at the expense of ****, any portion of any shipment of the Drug Product or Placebo that deviates from those requirements without invalidating the remainder of the order and **** shall replace reasonably rejected the Drug Product or Placebo as soon as practicable.

      2.6 Changes. **** will notify Corcept of any proposed changes in the Specifications, standards, or procedures for manufacture, packaging, quality control, or quality assurance operations that may affect the Drug Product and such changes shall be agreed upon by both parties and shall be verified in writing prior to the change being introduced.

      2.7 Notice of Violation. **** shall notify Corcept of any violations or alleged violations of any requirements of cGMP, or any applicable law or regulation with respect to the Drug Product, promptly upon such party's learning of the violation or alleged violation.

3.    Testing.

      3.1 Requirements. **** shall conduct all tests of the Drug Product set forth in the Specifications and the Proposal, including, without limitation, any release testing.

4.    Other **** Project Obligations.

      4.1 Documentation of Performance. **** agrees to prepare and maintain, under safe and secure storage, detailed written records of its performance of any activity under this Agreement in accordance with cGMPs and as directed by Corcept, consistent with industry standards. Such records shall include, without limitation, the analytical data required by the Specifications and this Agreement and all other information regarding the stability of the Drug Product as is reasonably necessary to support Corcept's regulatory filings with respect to the Drug Product. **** will retain any necessary stability and quality control samples. All such records shall be in a suitable format necessary to permit Corcept to prepare appropriate regulatory filings. **** shall provide Corcept with a copy of the records upon request.

      4.2 Product Approval Efforts. **** shall use its best efforts to prepare and provide to Corcept, at Corcept's request, the Drug Product chemistry, manufacture, and control ("CMC") information in a mutually agreeable form for assembly of the CMC section of any Corcept IND or NDA for the Drug Product, or corresponding portions of any submission for a license, registration, authorization, or approval required by the FDA to use the Drug Product.

      4.3 Investigations and Complaints.


         (a) Investigations. **** and its Subcontractors and Agents will cooperate with any unannounced visits, investigations, or inspections by Government entities, including without limitation FDA, and will provide documents, information, and access properly requested. **** will promptly notify Corcept of any regulatory inquiries, investigations, site visits (whether announced or unannounced), correspondence, or communications that relate,


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

directly or indirectly, to the Drug Product and will permit reasonable and appropriate input and participation by Corcept.

          (b) Complaints. The parties shall promptly notify one another and supply all relevant information needed for the investigation of customer complaints or other concerns with respect to the quality or performance of the Drug Product. The responsibility to reply to the complaint or concern will be with Corcept.

          (c) Recalls. The decision to initiate a recall must be authorized in writing by Corcept. **** shall furnish Corcept with any relevant information requested by **** to enable such a decision.

      4.4 Analytical Support. **** shall qualify its laboratories and provide analytical research, development, and documentation support in order to establish quality control methods for raw materials, in-process materials, Intermediates, the Drug Product, Placebo, cleaning, potency, impurities in Intermediates, the Drug Product, and Placebo, as required in the Specifications and applicable regulatory requirements of the FDA. Without limiting the provisions of Sections 4.1 and 4.2, **** shall maintain suitable written records to verify compliance with this Section 4.4.

      4.5 Compliance with Law; Handling of Drug Substance. **** will perform all actions relating to this Agreement in compliance with all applicable laws, regulations, and policies of governmental entities, including without limitation those of the FDA. Without limitation, while the Drug Product is in its possession or under its control or that of its Subcontractors and Agents, **** shall be responsible for complying with all applicable statutory and regulatory requirements of the FDA regarding its development, handling, storage, labeling, packaging, transportation and distribution of such Drug Product. Without limitation, in carrying out its obligations under this Agreement, **** shall ensure compliance with all applicable environmental and health and safety laws in the United States by itself, its employees, agents, and subcontractors, and **** shall be solely responsible for determining how to carry out these obligations. In addition to the foregoing, at all times when **** has custody or control of any Drug Product or Drug Substance, it will take reasonable actions necessary to avoid spills and other safety concerns to persons, and damage to property, persons, or the environment resulting from the Drug Product, the Drug Substance, or any Intermediates or raw materials used in the development thereof.

      4.6 Archives. At the completion of the Agreement by ****, all raw data including paper data will, at the direction of Corcept, be (i) retained in the archive of **** for a period of five (5) years or (ii) returned to Corcept at Corcept's expense, or (iii) destroyed. Provided, however, that, in any event, **** shall retain all raw data and records in full compliance with applicable requirements of the FDA.


      4.7 Subcontracting. **** shall have the right to employ and utilize Subcontractors and Agents as are reasonably required by **** to discharge its obligations under this Agreement. **** shall ensure that all relevant obligations hereunder are appropriately communicated to and enforceable as to such individuals and entities. In any event, **** shall remain responsible for


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their own and for their Subcontractors and Agents compliance with all requirements of this Agreement.

5.   Intellectual Property Rights.

     5.1 Corcept Rights. Corcept shall be the owner of any process developments, improvements, know-how, modifications, refinements, or inventions (whether patentable or not) that are developed, conceived, or reduced to practice by **** under this Agreement ("Improvements"). **** shall cooperate fully with Corcept in patenting and protecting such Improvements.

6.   Payment Terms.

     6.1 Payment. **** agrees that it will perform each phase and item at the applicable prices set forth in this Agreement, and Corcept agrees to pay **** within thirty (30) days of receipt of an acceptable invoice, in compliance with this Agreement.

     6.2 Amounts. Notwithstanding anything to the contrary in the Proposal, Corcept shall pay **** a total of **** payable as follows:

         (a) **** upon initiation of performance under the Agreement;

         (b) **** upon satisfactory completion of all activities under the Agreement.

7.   Representations and Warranties.

     7.1 Corcept's Representations and Warranties. Corcept warrants, represents and covenants to **** as follows:

         (a) Corcept has the full right and authority to enter into this Agreement, and that it has no impediment that would inhibit its ability to perform fully its obligations under this Agreement.

         (b) The Drug Product, if labeled and formulated in accordance with this Agreement and the Specifications under conditions meeting applicable cGMP requirements, may be lawfully distributed for the Clinical Trial contemplated by this Agreement.

     7.2 ****'s Representations and Warranties. **** warrants, represents and covenants to Corcept as follows:

         (a) **** has the full right and authority to enter into this Agreement, and that it has no impediment that would inhibit its ability to perform fully its obligations under this Agreement.


         (b) **** represents that as of the Effective Date, its directors and officers are not aware of (a) any Patent Rights, trade secrets and other intellectual property to be used in connection with and material to its performance under this Agreement that are not owned or licensed by it (with the right to grant licenses or sublicenses of the same) for the uses


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contemplated by this Agreement, except to the extent that such use is based upon patents, trademarks and other intellectual property furnished by the other Party; (b) any notice of infringement or misappropriation of any alleged rights asserted by any Third Party in relation to any Patent Rights or Technology, or the subjects of such Patent Rights or Technology, to be used by it in connection with and material to its performance under this Agreement; (c) any default by it with respect to any license agreement related to its Patent Rights or Technology to be used by it in connection with and material to its performance under this Agreement; and (d) any patent, trade secret or other right of any Third Party which could materially and adversely affect its ability to carry out its responsibilities under this Agreement or the other Party's ability to exercise or exploit any right granted to it under this Agreement.

         (c) ****'s facilities and those of its Subcontractors and Agents used in production or packaging of the Drug Product are and at all times relevant to this Agreement will be in material compliance with the applicable requirements of the FDA, and there are and have been no pending citations or adverse conditions noted in any inspection of these facilities which would cause the Drug Product or Placebo to be misbranded or adulterated within the meaning of the law, regulation, or policy of the FDA. **** and its Subcontractors and Agents will perform all actions relating to this Agreement in compliance with all applicable laws, regulations, and FDA policies. This provision will apply throughout the term of this Agreement.

         (d) The Drug Product and Placebo will meet and be produced from packaging components and raw material ingredients that meet all of the requirements of the Specifications and this Agreement, are suitable for the uses intended, and are purchased from appropriate sources.

         (e) The Drug Product and Placebo will be manufactured, formulated, and packaged in accordance with the Specifications and this Agreement.

         (f) Appropriate quality control of the Drug Product and the materials used in their preparation and packaging will be conducted to ensure that the same comply with the Specifications, this Agreement, and all applicable laws, regulations, and requirements of the FDA.

         (g) **** will maintain and retain samples and manufacturing records for each batch or lot of Drug Product produced for Corcept for the period required by the FDA, but in any event, for a period of five (5) years from the date of manufacture.

         (h) The execution and performance of this Agreement do not and will not breach or cause a default under any agreement, mortgage, pledge or other instrument to which **** is a party.

8.   Indemnification and Insurance.


     8.1 Indemnification by ****. Except as provided in Section 8.2 below, **** shall indemnify, defend, protect and hold harmless Corcept and its affiliates and their respective officers, directors, employees, agents, and customers ("Corcept Indemnified Parties"), from and against any and all claims, demands, actions, suits, causes of action, damages and expenses ("Claims")(including, without limitation, the cost of investigation, settlement, litigation and


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attorneys' fees incurred in connection therewith and including those relating to any recall) that are hereafter made, sustained or brought against the Corcept Indemnified Parties and that are caused or contributed to by any **** Indemnified Party's: (a) failure to manufacture and/or package the Drug Product or Placebo in accordance with its Specifications, Master Batch Records, cGMPs, or this Agreement; or (b) failure to maintain and/or operate any Drug Product manufacturing facility utilized under this Agreement in accordance with any applicable law, regulation or FDA requirement or policy; (c) any material breach of any of ****'s representations, warranties, covenants or other provisions of this Agreement; or (d) any negligent or reckless conduct, or willful malfeasance of any **** Indemnified Parties, or any other person on a **** Indemnified Party's property or under its control, exclusive of Corcept's employees.

     8.2 Indemnification by Corcept. Corcept shall indemnify, defend, protect and hold harmless **** and its affiliates and their respective officers, directors, employees, Subcontractors and Agents ("**** Indemnified Parties") harmless from and against any and all Claims (including, without limitation, the cost of investigation, settlement, litigation and attorney's fees in connection therewith), that are caused by the Study Drug and not covered by insurance under paragraph 8.4, other than those Claims for which **** is expressly made liable under Section 8.1.

     8.3 Indemnification Conditions. As a condition to obtaining the indemnifications set forth in 8.1 and 8.2, a party seeking indemnification must notify the other party promptly of any Claims for which indemnification under this Agreement might be sought and must cooperate in the investigation and defense of that Claim.

Corcept shall have the right but not the obligation to retain sole control over the investigation, defense, and settlement of all Claims arising, directly or indirectly, out of this Agreement, the Program, or the Drug Product (except Claims between the parties). If Corcept exercises such right, all cost and expenses incurred shall be fully borne by Corcept.

In the event a Claim is asserted against ****, it shall have the right but not the obligation to select and obtain representation by separate legal counsel. If **** exercises such right, all costs and expenses incurred for such separate counsel shall be fully borne by **** (notwithstanding paragraph 8.2); provided that, without Corcept's prior written consent, **** shall make no admission to, or any settlement or agreement with, any person or party who is in any manner related to the Claims for which indemnification may be sought.

     8.4 Insurance. **** warrants that it maintains a policy or program of insurance or self-insurance at levels it believes are reasonably sufficient to support the indemnification obligations assumed in this Agreement. Upon request by Corcept, **** shall provide evidence of its insurance and will provide to Corcept thirty days prior written notice of any cancellation of its coverage.

         (a) Term; Termination. Either party may terminate this Agreement at any time if the other party fails to perform any material obligation, covenant, term, representation, or warranty under this Agreement, provided that the other party shall not have remedied its failure within 14 days after receipt of written notice of such failure.


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     8.5 Termination by ****. **** may terminate this Agreement at any time if
Corcept fails to perform any material obligation, covenant, term, condition, representation, warranty, or limitation herein, provided Corcept shall not have remedied its failure within 14 days after receipt of written notice from **** of such failure.

     8.6 Effect of Termination or Expiration. Any rights or obligations which by their nature are intended to survive termination or expiration of this Agreement shall survive such termination or expiration, including, but not limited to, the provisions of Articles 3, 4, 7, and 8.

9.   Facility Location and Good Faith Negotiations re Future Supplies.

     9.1 Facility Location. All Drug Product under this Agreement shall be manufactured at ****'s Current Facility.

     9.2 Good Faith Negotiations. Upon satisfactory completion of this Agreement, as well as the Clinical Trial, Corcept may require additional Drug Product for use in later registration and commercial sales. Corcept and **** agree to negotiate in good faith regarding **** providing that Drug Product, to be produced at the Current Facility. Such further Drug Production may only occur at a location other than the Current Facility with the written approval of Corcept, which approval may be withheld at Corcept's sole discretion, with or without cause. The good faith negotiations shall include the potential of Corcept's agreeing to fund the construction of a dedicated production facility for **** to use in Drug Production for Corcept, not to exceed a total cost of **** for manufacturing batch size no more than **** per batch.

10.  Miscellaneous.

     10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws provisions.

     10.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in whole or in part by a party without the prior written consent of the other party, which consent shall be unreasonably withheld nor delayed.

     10.3 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail or couriered by an overnight courier, addressed to the signatory to whom such notice is required or permitted to be given or transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given in the case of mailing on the fifth (5th) day following the date of mailing, as postmarked at the point of mailing, or in the case of delivery by courier on the date of delivery, and in the case of facsimile transmission on the first day following the date of transmission.

     All notices to Corcept shall be addressed as follows:
             Corcept Therapeutics, Inc.
             275 Midlefield Road
             Menlo Park, CA 94025
             USA
             Facsimile: 650-234-4298
             Attention:  Dr. Joseph Belanoff


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             With a copy to:

             Heller Ehrman White McAuliffe
             275 Middlefield Road
             Menlo Park, CA 94025
             Facsimile: 650-324-0638
             Attention:  Sarah O'Dowd, Esq.

             All notices to **** shall be addressed as follows:
             ****
             Facsimile:  ****
             Attention:  ****

     10.4 Amendment. No amendment, modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

     10.5 Disclaimer of Agency. Neither party is, or will be deemed to be, the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

     10.6 Force majeure. In the event **** or Corcept shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of strike, lockouts, labor troubles, inability to procure materials, failure of power or restrictive government or judicial orders, or decrees, riots, insurrection, war, Acts of God, inclement weather or any other reason or cause beyond ****'s or Corcept's control, performance of such act shall be excused for the period of the delay.

     10.7 Non-Waiver. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

     10.8 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either **** or Corcept deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

     10.9 Entire Agreement. This Agreement (including all exhibits hereto) embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter.

     10.10 Headings. The headings contained in this Agreement are inserted for reference only and shall not be deemed a part of the text hereof.


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     10.11 Counterparts. This Agreement may be executed in multiple counterparts
(which may be delivered by facsimile), each of which shall be an original and all of which shall constitute together the same document.

           We apologize for the necessary formality of this letter agreement. We look forward to working with you as described above

                                                      Sincerely,

                                                      /s/ Joseph K. Belanoff
                                                      Joseph K. Belanoff, M.D.
                                                      Corcept Therapeutics, Inc.





ACCEPTED AND AGREED:

****



By: /s/ ****

Title: Chief Operating Officer

Printed Name:  ****

Date Signed: Feb. 1, 2001

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